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                                                                    Exhibit 99.1

CONTACT FOR CENES:
Daniel Roach
Chief Executive, CeNeS Pharmaceuticals
Tel:  +44 (0) 1223 266 466

John Bick/Damion Greef
Holborn Public Relations
Tel +44 (0) 207 929 5599
John_Bick@holbornpr.co.uk

CONTACT FOR CAMBRIDGE NEUROSCIENCE:
Robert McBurney                                        Theresa McNeely
President & Chief Executive Officer                    Director
Cambridge NeuroScience, Inc.                           Feinstein Kean Healthcare
1 (617) 225-0600 ext. 114                              1 (508) 553-2869
Robert_McBurney@cambneuro.com                          tmcneely@fkhealth.com


FOR IMMEDIATE RELEASE

    CENES PHARMACEUTICALS PLC AND CAMBRIDGE NEUROSCIENCE INC. AGREE TO MERGE

        -- COMBINATION BROADENS PRODUCT PIPELINE AND RESEARCH CAPABILITY
                           OF UK-BASED CNS COMPANY --

CAMBRIDGE, MASSACHUSETTS, AND CAMBRIDGE, ENGLAND, MAY 23, 2000 - CeNeS Pharmaceuticals (London Stock Exchange: CEN) and Cambridge NeuroScience, Inc. (OTCBB: CNSI) jointly announced today that they have signed a definitive merger agreement under which CeNeS will acquire Cambridge NeuroScience.

The merger combines two companies focused on central nervous system disorders and pain control. From an R&D perspective, it broadens the CeNeS product pipeline, expands its R&D skill base and infrastructure and adds drug discovery activities in ion channel blockers to CeNeS' proprietary ion channel screening technology. Strategically, it positions the company in the U.S. biopharmaceutical community, and provides a pathway to additional revenue opportunities.

The enlarged company will have a product pipeline headed by Moraxen, a novel formulation of morphine that has been submitted for marketing approval by the UK Medicines Control Agency. The pipeline will have 5 different pain programmes; Moraxen for post-operative pain (Phase III), M6G for post-operative pain (Phase
II), an opioid analgesic for cancer breakthrough pain (Phase II), CNS 5161 for neuropathic pain (Phase II) and analgesic tripeptides (Pre-clinical). It will also contain a Phase II drug for the treatment of stroke and clinical trials targeting sleep disorders (Phase II in healthy volunteers) and substance abuse (Phase II). Pre-clinical research projects will target schizophrenia, multiple sclerosis and glaucoma. Research will focus on Alzheimer's disease, Parkinson's disease, multiple sclerosis and ion channels as drug targets.

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                                             CeNeS/Cambridge NeuroScience Merger
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Within the ion channel field both companies have significant intellectual property and tangible assets. The enlarged group will have a library of more than 2000 compounds specifically targeted to ion channels, a portfolio of 45 issued and 15 pending U.S. patents and a proprietary ion channel screening technology which automates the complex process of measuring electrical currents across cell membranes.

"We see major benefits resulting from this combination," said Daniel Roach, Chief Executive of CeNeS Pharmaceuticals plc. "It will build a stronger company with a broader product pipeline, an enhanced skill base and a substantial intellectual property portfolio, particularly in the very important area of ion channels. We are adding a strategic eastern United States location in the heart of biotechnology innovation, which enables us to market our products and services to U.S. pharmaceutical companies. Finally, we are gaining revenue opportunities by adding two major collaborators - Allergan and Bayer - to an already prestigious list of worldwide life science company partners."

"We believe this transaction achieves two very important objectives for Cambridge NeuroScience and its shareholders," stated Robert McBurney, Cambridge NeuroScience President & Chief Executive Officer. "First, it enables shareholders to capture the value inherent in our company with a sustained interest in a larger and stronger entity such as CeNeS. Second, it enables us to leverage the expertise of both companies to accelerate research and development activities towards commercialization."

Following completion of the merger, CeNeS expects to maintain the headquarters of Cambridge NeuroScience in the Boston area, including l0,000 sq. ft. research laboratories. The current Cambridge NeuroScience staff are expected to remain with the company. Cambridge NeuroScience President & Chief Executive Officer, Harry Wilcox, has resigned his position, effective today, but will remain as a member of the Board of Directors. Robert McBurney will assume the role of Cambridge NeuroScience President & Chief Executive Officer during the period prior to closing.

"We are especially appreciative to Harry Wilcox for overseeing the company's operations since 1998 and for bringing us to this important scientific and business opportunity," noted Robert McBurney. "We wish him all the best in the next stage of his career."

THE MERGER PROPOSAL

The proposed merger, which is subject to shareholder approval by both companies, is structured as an all stock transaction. Cambridge NeuroScience shareholders will receive CeNeS shares equal to a value of $2.25 for each CNSI share. If the price of CeNeS stock increases up to 12.5% between now and the closing, Cambridge NeuroScience shareholders will receive an amount of CeNeS shares equal to $2.25 per share while an increase of greater that 12.5% results in a fixed amount of shares. If the price of CeNeS stock decreases as much as 22.5%, Cambridge NeuroScience shareholders will receive additional shares to maintain the value of the transaction. The tax free transaction will be treated by CeNeS pursuant to the purchase method of accounting. The transaction is expected to be completed in the third quarter 2000 and CeNeS will continue to trade on the London Stock Exchange after the closing of the transaction.

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                                             CeNeS/Cambridge NeuroScience Merger
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ABOUT CENES

CeNeS Pharmaceuticals is focused on developing drugs for CNS disorders and pain control and the development of controlled release drug delivery products in a range of therapeutic areas. The group has l00 staff working from modern research and manufacturing facilities in Cambridge, England and Irvine in Scotland.

CeNeS Pharmaceuticals applies a commercially driven approach to R&D activities, while seeking to partner other programmes as appropriate to generate income, share risk and assist in the validation of the underlying technologies. The Group has clinical programmes for the treatment of stroke, pain, schizophrenia, sleep disorders and substance abuse.

The portfolio of drug candidates and research projects has been compiled by both in-licensing agreements and collaborative development programmes. In-licensing agreements have been signed with Novo Nordisk, Glaxo Welcome, BTG and Bioglan Pharmaceuticals. CeNeS Pharmaceuticals is also conducting research through collaborative programmes into new therapeutic approaches for the treatment of Alzheimer's and Parkinson's disease.

CeNeS Pharmaceuticals has three revenue generating business units. CeNeS Drug Delivery offers technologies targeted to meet specific therapeutic needs. These technologies are exploited through contract formulation and development projects with pharmaceutical companies. The CeNeS cognition business provides equipment and services in the area of cognition research. The CeNeS Channelwork business has expertise in ion channel research and sells contract services to the pharmaceutical industry. Channelwork is also developing high throughput screening systems for the testing of ion channel modulators, a valuable resource in ion channel drug discovery.

For more information, visit the CeNeS website at WWW.CENES.COM

ABOUT CAMBRIDGE NEUROSCIENCE

Cambridge NeuroScience, Inc., based in Cambridge, Massachusetts, USA, is a neuroscience company engaged in the discovery and development of proprietary pharmaceuticals focusing on nerve cell function and survival. The Company is developing products to treat chronic pain and neurodegenerative disorders such as multiple sclerosis and peripheral neuropathies.

Cambridge NeuroScience's technologies include a range of proprietary compounds known as ion-channel blockers which act on specific nerve cells to modify their activity or to minimize their destruction in degenerative disorders of the central nervous system. The Company's lead ion-channel blocker, CNS 5161, is a potent and selective NMDA ion-channel blocker being developed to treat neuropathic pain. CNS 5161 has completed two Phase I studies and was shown to have beneficial analgesic actions. Other indications targeted by the Company's ion-channel drug discovery efforts include stroke, brain and spinal cord injury, glaucoma and peripheral neuropathies.

To advance the development of several of its programs, the Company has entered into two strategic partnerships. Through a collaboration with Allergan, Inc., a worldwide leader in ophthalmic products,

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                                             CeNeS/Cambridge NeuroScience Merger
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the companies are jointly discovering sodium ion-channel blockers, NMDA ion-channel blockers and combination ion-channel blockers for the treatment of glaucoma. Cambridge NeuroScience has also partnered with Bayer, AG to develop recombinant Glial Growth Factor 2 (GGF2), for the treatment of neurodegenerative diseases such as multiple sclerosis.

For more information, visit Cambridge NeuroScience's website at WWW.CAMBNEURO.COM

This press release may contain forward-looking statements based on current expectations of management. There are certain important risk factors that could cause results to differ from those anticipated by the statements made above, including, but not limited to, the Company's ability to establish and maintain collaborative agreements with third parties for its product candidates and programs, the results of future clinical trials, the acceptance by regulatory authorities of the Company's clinical trial outcomes as a basis for marketing approval, technological uncertainties, Company's history of losses, the Company's need for future funding and uncertain access to capital, the intense competition and technological change in the Company's industry, uncertainties related to marketing and selling the Company's products, the Company's dependence on qualified personnel, and the uncertainty that the merger will achieve the business objectives, operational efficiencies and shareholder value currently anticipated by the Company's management. The reader should not rely on any forward-looking statements, and Cambridge NeuroScience does not undertake any obligation to updated forward-looking statements whether as a result of new information, future events or otherwise. Readers should evaluate any statements in light of the Risk Factors section in Exhibit 99.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the U.S. Securities and Exchange Commission on March 17, 2000.

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